Exhibit 99.1

Media Relations

News release

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Mac Jeffery	Greg Smith
781-522-5111	781-522-5141

Raytheon Reports Strong Second Quarter 2006 Results and Increases Full-year Guidance

Highlights

•	EPS from continuing operations of $0.69, up 35 percent

•	Strong operating cash flow; net debt at $3.1 billion, lowest in over 10 years

•	Strong bookings of $5.5 billion; sales of $5.7 billion, up 6 percent

•	Increases full-year guidance for EPS, operating cash flow, and ROIC

•	Announces decision to explore strategic alternatives for Raytheon Aircraft Company

WALTHAM, Mass., (July 27, 2006) – Raytheon Company (NYSE: RTN) reported second quarter 2006 income from continuing operations of $311 million or $0.69 per diluted share compared to $233 million or $0.51 per diluted share in the second quarter 2005. Second quarter 2006 income from continuing operations was higher primarily due to improved operating results at the Company’s Government and Defense businesses. The second quarter 2006 income from continuing operations included a $34 million or $0.05 per diluted share favorable adjustment related to the final valuation of warrants issued in the quarter in connection with the 2004 settlement of a class action shareholder lawsuit and a $7 million or $0.01 per diluted share charge related to the tentative settlement of ERISA litigation filed in 2003.

“We continue to be pleased with our operating performance and our positive outlook for the remainder of 2006,” said William H. Swanson, Raytheon’s Chairman and CEO. “The team remains focused on providing our customers with the best-in-class solutions and enhancing shareholder value.”

Second quarter 2006 net income was $310 million or $0.69 per diluted share compared to $201 million or $0.44 per diluted share in the second quarter 2005. Net income for the second quarter of 2005 included a $32 million after-tax loss in discontinued operations or $0.07 per diluted share primarily attributable to foreign tax related matters.

Net sales for the second quarter 2006 were $5.7 billion, up 6 percent from $5.4 billion in the second quarter 2005. Government and Defense sales for the quarter (after the elimination of intercompany sales) increased 5 percent to $4.8 billion from $4.5 billion in the second quarter 2005. Raytheon Aircraft Company (RAC) sales for the quarter increased 8 percent to $745 million from $687 million in the second quarter 2005.

Operating cash flow from continuing operations for the second quarter 2006 was $439 million versus $820 million for the second quarter 2005, a decrease primarily due to higher collections in the prior year’s same period that resulted from a financial system implementation in the first quarter 2005. Year-to-date operating cash flow from continuing operations was $444 million versus $546 million for the comparable period in 2005, a decrease primarily due to higher 2006 cash tax payments.

Net debt was $3.1 billion at the end of the second quarter 2006 compared with $3.3 billion at the end of 2005 and $4.6 billion at the end of the second quarter 2005. Net debt is defined as total debt less cash and cash equivalents. During the second quarter 2006, the Company retired $408 million of subordinated notes payable.

The Company is also announcing that it intends to explore strategic alternatives for Raytheon Aircraft Company, which may include among others, a potential sale of the business, an initial public offering or spin-off to shareholders or some combination thereof. There can be no assurance that a transaction involving RAC will occur. The Company currently anticipates that any such transaction will not involve Flight Options LLC or Raytheon Airline Aviation Services LLC, the Company’s commuter aircraft business. The Company has retained Credit Suisse to serve as its financial advisor and assist it in this process. As a matter of policy, the Company will not comment upon any proposals received or any rumors relating to any of the foregoing.

Summary Financial Results	2nd Quarter		% Change	Six Months		% Change
(in millions, except per share data)	2006	2005		2006	2005
Net Sales	$5,711	$5,409	6%	$10,863	$10,353	5%
Total Operating Expenses	5,199	4,982		9,897	9,549

Operating Income	512	427	20%	966	804	20%
Non-operating Expenses	40	70		57	151

Income from Cont. Ops. before Taxes	$472	$357	32%	$909	$653	39%

Income from Continuing Operations	$311	$233	33%	$600	$429	40%

Net Income	$310	$201	54%	$597	$367	63%

Diluted EPS from Continuing Operations	$0.69	$0.51	35%	$1.33	$0.94	41%

Diluted EPS	$0.69	$0.44	57%	$1.33	$0.81	64%

Cash Flow from Continuing Operations	$439	$820		$444	$546

Bookings and Backlog

Bookings	2nd Quarter		Six Months
(in millions)	2006	2005	2006	2005
Bookings
Government and Defense	$4,637	$7,283	$9,418	$11,895
Commercial	817	787	1,503	1,450

Total Bookings	$5,454	$8,070	$10,921	$13,345

Backlog	Period ending
(in millions)	06/25/06	12/31/05
Backlog	$34,269	$34,419
Funded Backlog	$19,189	$17,580

The Government and Defense businesses reported second quarter 2006 bookings of $4.6 billion compared to $7.3 billion in the second quarter 2005. Bookings in the second quarter 2005 included $1.7 billion related to DDG 1000, $631 million for a Taiwan Early Warning Surveillance Radar System, and $586 million for APG-79 Active Electronically Scanned Array (AESA) radars. RAC reported second quarter 2006 bookings of $617 million compared to $602 million in the second quarter 2005.

The Government and Defense businesses ended the second quarter 2006 with a backlog of $31.3 billion compared to $31.2 billion at the end of 2005. The Company ended the quarter with a backlog of $34.3 billion compared to $34.4 billion at the end of 2005.

Outlook

2006 Financial Outlook	Current	Prior *
Bookings ($B)	22.0 - 23.0	22.0 - 23.0
Net Sales ($B)	23.1 - 23.6	23.1 - 23.6
FAS/CAS Pension Expense ($M)	378	360
Interest Expense, net ($M)	220 - 230	220 - 230
Diluted Shares	449 - 451	449 - 451
EPS from Cont. Ops.	$2.60 - $2.70	$2.55 - $2.65

Net Debt ($B)	2.3 - 2.5	2.4 - 2.6
Operating Cash Flow ($B)	2.0 - 2.2	1.9 - 2.1
ROIC (%)	8.2 - 8.6	8.0 - 8.4

*	As of April 27, 2006

The Company has increased full-year 2006 guidance for earnings per share from continuing operations, operating cash flow, and Return on Invested Capital (ROIC). In addition, the Company has updated guidance for the 2006 FAS/CAS pension expense and net debt. Charts containing additional information on the Company’s 2006 guidance are available on the Company’s website at www.raytheon.com. See attachment F for the Company’s calculation and use of ROIC, a non-GAAP financial measure.

Segment Results

Integrated Defense Systems

	2nd Quarter		% Change	Six Months		% Change
(in millions, except margin percent)	2006	2005		2006	2005
Net Sales	$1,038	$940	10%	$2,001	$1,846	8%
Operating Income	$177	$139	27%	$335	$260	29%
Operating Margin	17.1%	14.8%		16.7%	14.1%

Integrated Defense Systems (IDS) had second quarter 2006 net sales of $1,038 million, up 10 percent compared to $940 million in the second quarter 2005, primarily due to growth in DDG 1000 and international programs. IDS recorded $177 million of operating income compared to $139 million in the second quarter 2005. Operating income was higher primarily due to higher volume and program performance improvements on domestic and international programs.

During the quarter, IDS booked $126 million to provide electronic systems and integration for the U.S. Navy for the next three LPD 17 ships.

Intelligence and Information Systems

	2nd Quarter		% Change	Six Months		% Change
(in millions, except margin percent)	2006	2005		2006	2005
Net Sales	$633	$630	NM	$1,244	$1,172	6%
Operating Income	$58	$59	-2%	$113	$109	4%
Operating Margin	9.2%	9.4%		9.1%	9.3%

Intelligence and Information Systems (IIS) had second quarter 2006 net sales of $633 million compared to $630 million in the second quarter 2005. IIS recorded $58 million of operating income compared to $59 million in the second quarter 2005.

During the quarter, IIS booked $521 million on a number of classified contracts, including $276 million on a major classified contract.

Missile Systems

	2nd Quarter		% Change	Six Months		% Change
(in millions, except margin percent)	2006	2005		2006	2005
Net Sales	$1,117	$1,007	11%	$2,106	$1,997	5%
Operating Income	$122	$104	17%	$232	$209	11%
Operating Margin	10.9%	10.3%		11.0%	10.5%

Missile Systems (MS) had second quarter 2006 net sales of $1,117 million, up 11 percent compared to $1,007 million in the second quarter 2005, primarily due to a ramp up on Standard Missile and several development programs. MS recorded $122 million of operating income compared to $104 million in the second quarter 2005. Operating income in 2006 included an award fee resulting from a successful Standard Missile-3 (SM-3) flight test.

During the quarter, MS booked $208 million on a major classified contract. MS also booked $144 million on Small Diameter Bomb (SDB) II for the U.S. Air Force, $107 million for additional development on SM-3 for the U.S. Navy, and $101 million for additional development effort on the Exoatmospheric Kill Vehicle (EKV) program.

Network Centric Systems

	2nd Quarter		% Change	Six Months		% Change
(in millions, except margin percent)	2006	2005		2006	2005
Net Sales	$880	$804	9%	$1,671	$1,566	7%
Operating Income	$91	$78	17%	$175	$157	11%
Operating Margin	10.3%	9.7%		10.5%	10.0%

Network Centric Systems (NCS) had second quarter 2006 net sales of $880 million, up 9 percent compared to $804 million in the second quarter 2005, primarily due to growth in the Combat Systems business. NCS recorded operating income of $91 million compared to $78 million in the second quarter 2005. Operating income was higher primarily due to volume and continued program performance improvements.

During the quarter, NCS booked $129 million on a number of awards in the Combat Systems business.

Space and Airborne Systems

	2nd Quarter		% Change	Six Months		% Change
(in millions, except margin percent)	2006	2005		2006	2005
Net Sales	$1,057	$1,060	NM	$2,075	$2,017	3%
Operating Income	$152	$146	4%	$297	$301	-1%
Operating Margin	14.4%	13.8%		14.3%	14.9%

Space and Airborne Systems (SAS) had second quarter 2006 net sales of $1,057 million compared to $1,060 million in the second quarter 2005. SAS recorded $152 million of operating income compared to $146 million in the second quarter 2005. Operating margin was higher primarily due to program performance improvements in the quarter.

During the quarter, SAS booked $377 million on a number of classified contracts.

Technical Services

	2nd Quarter		% Change	Six Months		% Change
(in millions, except margin percent)	2006	2005		2006	2005
Net Sales	$476	$509	-6%	$936	$976	-4%
Operating Income	$32	$38	-16%	$64	$69	-7%
Operating Margin	6.7%	7.5%		6.8%	7.1%

Technical Services (TS) had second quarter 2006 net sales of $476 million compared to $509 million in the second quarter 2005. The decrease in sales is primarily due to the completion, as planned, of several large programs. TS recorded operating income of $32 million in the second quarter of 2006 compared to $38 million in the second quarter 2005. Operating income was lower primarily due to a profit adjustment related to certain program costs which may be deemed unrecoverable.

During the quarter, TS booked $198 million to improve weapons security at an international location.

Aircraft

	2nd Quarter		% Change	Six Months		% Change
(in millions, except margin percent)	2006	2005		2006	2005
Net Sales	$745	$687	8%	$1,238	$1,129	10%
Operating Income	$41	$33	24%	$57	$35	63%
Operating Margin	5.5%	4.8%		4.6%	3.1%

Raytheon Aircraft Company (RAC) had second quarter 2006 net sales of $745 million, up 8 percent compared to $687 million in the second quarter 2005, primarily due to increased new aircraft deliveries. RAC recorded operating income of $41 million compared to $33 million in the second quarter 2005. Operating income was higher due to continued improved operating performance and favorable aircraft volume and mix.

Other

Net sales for the Other segment in the second quarter 2006 were $202 million compared to $189 million in the second quarter 2005. The segment recorded an operating loss of $10 million in the second quarter 2006 compared to an operating loss of $20 million in the second quarter 2005.

Raytheon Company (NYSE: RTN), with 2005 sales of $21.9 billion, is an industry leader in defense and government electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Waltham, Mass., Raytheon employs 80,000 people worldwide.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2006 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: risks associated with the Company’s U.S. government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies and procurement, aircraft manufacturing and other regulations; the impact of competition; the ability to develop products and technologies; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; the potential impairment of the Company’s goodwill; risks associated with the general aviation, commuter and fractional ownership aircraft markets; accidents involving the Company’s aircraft; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; risks associated with acquisitions, joint ventures and other business arrangements; the impact of changes in the Company’s credit ratings; risks associated with exploring strategic alternatives for RAC, including the uncertainty of whether a transaction will be consummated and the potential disruption to RAC’s business during such transaction; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. In addition, these statements do not give effect to the potential impact of any acquisitions, divestitures or business combinations, including any potential RAC transaction, that may be announced or closed after the date hereof. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release.

Conference Call on the Second Quarter 2006 Financial Results

Raytheon’s financial results conference call will be Thursday, July 27, 2006 at 9 a.m. ET. Participants will be William H. Swanson, Chairman and CEO, David C. Wajsgras, senior vice president and CFO, and other Company executives.

The dial-in number for the conference call will be (866) 800 - 8651. The conference call will also be audiocast on the Internet at www.raytheon.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are urged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

# # #

Attachment A

Raytheon Company

Financial Information

Second Quarter 2006

(In millions except per share amounts)

	Three Months Ended		Six Months Ended
	25-Jun-06	26-Jun-05	25-Jun-06	26-Jun-05
Net sales	$5,711	$5,409	$10,863	$10,353

Cost of sales	4,655	4,490	8,873	8,608
Administrative and selling expenses	390	356	751	705
Research and development expenses	154	136	273	236

Total operating expenses	5,199	4,982	9,897	9,549

Operating income	512	427	966	804

Interest expense	69	82	137	158
Interest income	(17)	(12)	(41)	(24)
Other (income) expense, net	(12)	—	(39)	17

Non-operating expense, net	40	70	57	151

Income from continuing operations before taxes	472	357	909	653

Federal and foreign income taxes	161	124	309	224

Income from continuing operations	311	233	600	429

Loss from discontinued operations, net of tax	(1)	(32)	(3)	(62)

Net income	$310	$201	$597	$367

Earnings per share from continuing operations
Basic	$0.70	$0.52	$1.36	$0.95
Diluted	$0.69	$0.51	$1.33	$0.94

Loss per share from discontinued operations
Basic	$—	$(0.07)	$(0.01)	$(0.14)
Diluted	$—	$(0.07)	$(0.01)	$(0.14)

Earnings per share
Basic	$0.70	$0.45	$1.35	$0.82
Diluted	$0.69	$0.44	$1.33	$0.81

Average shares outstanding
Basic	442.6	449.0	442.5	449.8
Diluted	450.9	455.1	450.3	455.6

Attachment B

Raytheon Company

Segment Information

Second Quarter 2006

(In millions)

	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Sales Three Months Ended
	25-Jun-06	26-Jun-05	25-Jun-06	26-Jun-05	25-Jun-06	26-Jun-05
Integrated Defense Systems	$1,038	$940	$177	$139	17.1%	14.8%
Intelligence and Information Systems	633	630	58	59	9.2%	9.4%
Missile Systems	1,117	1,007	122	104	10.9%	10.3%
Network Centric Systems	880	804	91	78	10.3%	9.7%
Space and Airborne Systems	1,057	1,060	152	146	14.4%	13.8%
Technical Services	476	509	32	38	6.7%	7.5%
Aircraft	745	687	41	33	5.5%	4.8%
Other	202	189	(10)	(20)	-5.0%	-10.6%
FAS/CAS Pension Adjustment	—	—	(100)	(116)
Corporate and Eliminations	(437)	(417)	(51)	(34)

Total	$5,711	$5,409	$512	$427	9.0%	7.9%

	Net Sales Six Months Ended		Operating Income Six Months Ended		Operating Income As a Percent of Sales Six Months Ended
	25-Jun-06	26-Jun-05	25-Jun-06	26-Jun-05	25-Jun-06	26-Jun-05
Integrated Defense Systems	$2,001	$1,846	$335	$260	16.7%	14.1%
Intelligence and Information Systems	1,244	1,172	113	109	9.1%	9.3%
Missile Systems	2,106	1,997	232	209	11.0%	10.5%
Network Centric Systems	1,671	1,566	175	157	10.5%	10.0%
Space and Airborne Systems	2,075	2,017	297	301	14.3%	14.9%
Technical Services	936	976	64	69	6.8%	7.1%
Aircraft	1,238	1,129	57	35	4.6%	3.1%
Other	392	381	(23)	(41)	-5.9%	-10.8%
FAS/CAS Pension Adjustment	—	—	(190)	(232)
Corporate and Eliminations	(800)	(731)	(94)	(63)

Total	$10,863	$10,353	$966	$804	8.9%	7.8%

Attachment C

Raytheon Company

Other Information

Second Quarter 2006

	Backlog (In millions)		Funded Backlog (In millions)
	25-Jun-06	31-Dec-05	25-Jun-06	31-Dec-05
Integrated Defense Systems	$7,698	$8,010	$3,501	$3,009
Intelligence and Information Systems	3,869	4,077	725	642
Missile Systems	8,261	8,040	4,756	4,443
Network Centric Systems	4,327	4,307	3,087	2,839
Space and Airborne Systems	5,464	5,220	3,108	2,851
Technical Services	1,644	1,594	1,006	916
Aircraft	2,721	2,891	2,721	2,600
Other	285	280	285	280

	$34,269	$34,419	$19,189	$17,580

Government and Defense businesses	$31,263	$31,248	$16,183	$14,700

	Bookings (In millions) Three Months Ended
	25-Jun-06	26-Jun-05
Government and Defense businesses	$4,637	$7,283
Commercial businesses	817	787

	$5,454	$8,070

	New Aircraft Deliveries (Units) Three Months Ended
	25-Jun-06	26-Jun-05
Hawker 800XP	16	13
Premier	7	6
Hawker 400XP	13	16
King Air	33	27
Pistons	30	25
T-6A	8	17

Total	107	104

	New Aircraft Bookings (Units) Three Months Ended
	25-Jun-06	26-Jun-05
Hawker 4000	1	1
Hawker 800XP	13	13
Premier	9	6
Hawker 400XP	5	8
King Air	38	42
Pistons	20	14
T-6A	—	—

Total	86	84

Attachment D

Raytheon Company

Preliminary Financial Information

Second Quarter 2006

(In millions)

Balance sheets

	25-Jun-06	31-Dec-05
Assets
Cash and cash equivalents	$925	$1,202
Accounts receivable, less allowance for doubtful accounts	402	425
Contracts in process	3,755	3,469
Inventories	1,969	1,722
Deferred federal and foreign income taxes	372	435
Prepaid expenses and other current assets	277	314

Total current assets	7,700	7,567

Property, plant and equipment, net	2,621	2,675
Goodwill	11,590	11,554
Other assets, net	2,542	2,585

Total assets	$24,453	$24,381

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$91	$79
Subordinated notes payable	—	408
Advance payments and billings in excess of costs incurred	1,984	2,012
Accounts payable	1,001	962
Accrued salaries and wages	805	987
Other accrued expenses	1,147	1,403
Liabilities from discontinued operations	47	49

Total current liabilities	5,075	5,900

Accrued retiree benefits and other long-term liabilities	3,658	3,559
Deferred federal and foreign income taxes	209	125
Long-term debt	3,945	3,969
Minority interest	147	119
Stockholders’ equity	11,419	10,709

Total liabilities and stockholders’ equity	$24,453	$24,381

Attachment E

Raytheon Company

Preliminary Cash Flow Information

Second Quarter 2006

(In millions)

Cash flow information

	Three Months Ended		Six Months Ended
	25-Jun-06	26-Jun-05	25-Jun-06	26-Jun-05
Net income	$310	$201	$597	$367
Depreciation	93	88	181	176
Amortization	24	22	47	42
Working capital	(143)	283	(619)	(351)
Discontinued operations	21	(49)	(4)	(52)
Net activity in financing receivables	37	46	106	91
Other	118	180	132	221

Net operating cash flow	460	771	440	494

Capital spending	(62)	(64)	(105)	(112)
Internal use software spending	(21)	(20)	(26)	(36)
Acquisitions	—	—	(47)	(60)
Investment activity and divestitures	28	—	50	7
Dividends	(107)	(100)	(205)	(190)
Repurchase of common stock	—	(139)	(102)	(192)
Debt (repayments) borrowings	(340)	(484)	(371)	(62)
Other	23	33	89	49

Total cash flow	$(19)	$(3)	$(277)	$(102)

Attachment F

Raytheon Company

Non-GAAP Financial Measures

Second Quarter 2006

Return on Invested Capital (ROIC) is a “non-GAAP” financial measure under SEC regulations. The Company defines ROIC as income from continuing operations plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of the operating lease expense), divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8) and adding financial guarantees. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC to make the most efficient and effective use of capital and as an element of management incentive compensation.

Return on Invested Capital

(In millions)

	Current Guidance
	Low end of range	High end of range
Income from Continuing Operations
Net Interest Expense, after-tax*	Combined	Combined
Lease Expense, after-tax*

Return	$1,385	$1,430

Net Debt **
Equity**	Combined	Combined
Lease Expense x 8 plus Financial Guarantees**

Invested Capital	$16,900	$16,700

ROIC	8.2%	8.6%

*	effective tax rate of 33.6%
**	two-point average